UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

UNEEQO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54977	47-5008208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane, Suite 129, Carson City, NV	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 200-1902

Kore Resources, Inc.

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2016, ABCG Holdings, Ltd. (“Licensor”), Uneeqo, Ltd. (“Licensee”) and Uneeqo, Inc., the 100% parent company of Licensee (“Registrant”), entered into a Software License Agreement (“Agreement”) for the purposes of the Licensor granting to Licensee a perpetual, exclusive and transferable license to install, execute, and use the Licensed Source Code, Licensed Software and Licensed Documentation called owned by the Licensor and called “Nativ Communications” (the “Licensed Product”) throughout the territory of the world.

Barend Chris Greyling, the President and CEO of the Registrant, owns 38% of the outstanding equity of ABCG Holdings, Ltd. and serves as its CEO and Director.

The following are the material terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated by reference herein:

1.	LICENSE FEE.

	a.	The consideration paid by the Licensee to the Licensor the licensed rights under the Agreement is $1.00.

2.	TERM.

	a.	The Agreement effective as of June 10, 2016 shall extend for the period of two (2) years thereafter (“Initial Term”). Upon expiration of the Initial Term, the license granted under this Agreement shall automatically renew for successive two (2) year terms unless either Licensor or Licensee gives written notice to the other of its intention not to renew the license within 90 days prior to the expiration of the Initial Term or any renewal term (each a “Renewal Term” and with the Initial Term, the “Term”).

3.	ACQUSITION OF SOFTWARE AND SOURCE CODE.

	a.	First Right of Refusal. If Licensor proposes to sell or transfer the Licensed Product, Licensor shall first provide Licensee with written notice of such proposal, including all material terms and conditions thereof (the "Sale Notice"). For thirty (30) days following receipt of the Sale Notice (the “Notice Period”), Licensee shall have the option, but not the obligation, to purchase from Licensor the the Licensed Product upon the identical terms and conditions set forth in the Sale Notice. In the event Licensee elects to purchase the Licensed Product from Licensor, Licensee shall give written notice of such election to Licensor within such Notice Period and the Licensor and Licensee shall negotiate in good faith the terms of a definitive agreement for Licensee’s purchase of the Software and Source Code (“Acquisition Agreement”). If Licensee does not elect to purchase the License Product, Licensor may, within the 30-day period following the expiration of the Notice Period, Transfer the License Product the proposed transferee or any other transferee, provided that this transfer shall not be on terms and conditions more favorable to the purchaser than those contained in the Sale Notice.

	b.	Option to Acquire Licensed Product. At any time during the Term of this Agreement, the Licensee shall have an irrevocable option to purchase the Licensed Product from the Licensor (“Option”). Upon the Licensee electing to exercise the Option, the Parties shall negotiate, in good faith, the terms and conditions of the Acquisition Agreement.

	c.	Purchase Price in The Event of Acquisition. In the event the Licensor and Licensee, enter into an Acquisition Agreement, the Parties agree that the purchase price for the Licensed Product under the Acquisition Agreement shall be based on a valuation determined by an independent third party unanimously agreed to by the Parties and the consideration paid for the Licensed Product under the Acquisition Agreement shall be cash and/or securities of the Licensee and/or the Parent Company, subject to applicable laws and regulations.

Item 8.01 Other Events.

On June 1, 2016 the Company consummated the formation of a wholly-owned subsidiary named Uneeqo, Ltd. under the laws of the Unite Kingdom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:

10.1	Software License Agreement, dated June 10, 2016, between ABCG Holdings, Ltd (as Licensor) UNEEQO, Ltd (as Licensee) and UNEEQO, Inc. (as Parent Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNEEQO, INC.

Dated: June 10, 2016	By:	/s/ Barend C. Greyling
Barend C. Greyling
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)